ESCROW AGREEMENT

THIS AGREEMENT dated as of this 17th day of May, 2007

BETWEEN:

BLACKSANDS PETROLEUM, INC., a corporation incorporated under the laws of Nevada,
(the “Lender”)
- and -
ACCESS ENERGY, INC., a corporation incorporated under the laws of Ontario,
(the “Borrower”)
- and -
FRASER MILNER CASGRAIN LLP, a limited liability partnership existing under the laws of the Province of Alberta,
(the “Escrow Agent”).

RECITALS:

1.
The Lender and the Borrower are negotiating the terms and conditions of an investment by the Lender in the Borrower (the “Investment”) such that the Borrower will issue and the Lender will acquire shares of the Borrower’s common stock that will total approximately 75% of the Borrower’s issued and outstanding common stock immediately after the Investment and related transactions;

2.
The Borrower and the Buffalo River Dene Development Corporation (“BRDDC”) have executed a joint venture agreement (the “JVA”) which, by its terms, creates no legal rights or obligations for either party;

3.
It is a condition of any Investment that the JVA be amended (the “Amendment”) to become enforceable upon both the Borrower and the BRDDC and to grant the Borrower exclusive rights (the “Exclusive Rights”) to explore and develop the oil and gas reserves described in the JVA;

4.	The Borrower wishes to borrow C$250,000 from the Lender as working capital (the “Loan”), a condition of which is BRDDC agreeing to the Amendment;

5.	The Lender is willing to make the Loan, subject to the terms and conditions of a loan agreement (the “Loan Agreement”) and promissory note (the “Note”);

6.	The parties hereto other than the Escrow Agent (the “Parties”) desire to establish the terms and conditions pursuant to which an escrow account will be established and maintained; and

7.	The foregoing recitals are made by the Parties;

NOW THEREFORE in consideration of the premises and mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

1.	Interpretation

(a)	Defined Terms

All capitalized terms not defined in this Agreement shall have the meanings assigned to them in the Loan Agreement.

(b)	Governing Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein.

(c)	Calculation of Time

In this Agreement, a period of days shall be deemed to begin on the calendar day of the event which began the period and ends at 5:00 p.m. (Toronto time) on the last day of the period. A “Business Day” means any day which is not: (i) a Saturday, or Sunday; or (ii) a day observed as a holiday under a law of the Province of Ontario or a federal law of Canada applicable in the Province of Ontario. If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. (Toronto time) on the next succeeding Business Day. If any act (including the giving of notice) is otherwise required by the terms hereof to be performed on a day which is not a Business Day, such act shall be valid if performed on the next succeeding Business Day.

(d)	Waiver of Rights

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

(e)	Amendments

This Agreement may be amended only with the written consent of the Lender, the Borrower and the Escrow Agent.

(f)	Severability

Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)	Entire Agreement

This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

(h)	Number and Gender

In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

(i)	Heading and Sections

The division of this Agreement into Sections or Subsections and other subdivisions, the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The headings in the Agreement are not intended to be full or precise descriptions of the text to which they refer.

2.	Delivery of BRDDC Documents

A Direction (as defined below) will only be executed by the Lender upon the delivery to Lender of the following duly executed documents (collectively, the “BRDDC Documents”) acceptable in form and substance to Lender in its sole discretion:

(i)	A duly executed copy of the Amendment;

(ii)	A certificate from an officer of BRDDC attesting to the due authorization of the JVA and the Amendment together with the authorizing resolutions and other evidence of due authorization;

(iii)	A certificate from an officer of BRDDC attesting to the final form of the JVA and the Amendment and the validity of execution thereof;

(iv)	A certificate from a representative of BRDDC attesting to the incumbency of the certifying officer; and

(v)	Opinions of counsel to BRDDC and Borrower in such form and substance as would be generally expected in a transaction of this nature drafted in accordance with U.S. best practices;

3.	Deposit of Escrowed Property

(a)	Escrowed Funds

The Lender shall deposit with the Escrow Agent C$250,000 (the “Escrowed Funds”) with the Escrow Agent by way of wire transfer to the wire transfer details set out in Schedule “A” hereto. The Escrowed Funds shall continue to be held by the Escrow Agent and released by the Escrow Agent solely in accordance with the terms of this Agreement.

(b)	Loan Documents

Simultaneously with the execution of this Agreement, the Lender and Borrower shall deposit with the Escrow Agent executed copies of the Loan Agreement and Note. The Loan Agreement and the Note together shall be known as the “Loan Documents.” The Loan Documents shall continue to be held by the Escrow Agent and released by the Escrow Agent solely in accordance with the terms of this Agreement.

(c)	Acknowledgement

The Escrow Agent acknowledges receipt of the Loan Documents and will acknowledge receipt of the Escrowed Funds, promptly upon receipt of same in its account, and thereafter agrees to continue to hold and to release the Escrowed Funds and the Loan Documents in accordance with the provisions of this Agreement.

4.	Release from Escrow

(a) Release on Joint Direction

If, at any time prior to the Expiry Date (as hereinafter defined), the Escrow Agent receives an executed joint written direction (the “Direction”) in the form attached hereto as Schedule “B” executed on behalf of the Borrower and the Lender then the Escrow Agent is hereby irrevocably directed to release the Escrowed Funds to the Borrower immediately by wire transfer as set out in the Direction and to release the Loan Documents immediately by providing the Loan Documents to the Lender. Lender’s execution of a Direction shall be within its sole discretion.

(b)	Absence of Authorization to Release from Escrow

If at 5:00 p.m. (Toronto time) on June 1, 2007 or such later date as the Parties may agree in writing (and deliver such writing to the Escrow Agent) prior to such date and time (the “Expiry Date”), the Escrow Agent has not received an executed Direction, the Escrow Agent is hereby irrevocably directed to return the Escrowed Funds to the Lender and to destroy the Loan Documents.

5.	The Escrow Agent

(a)	General

The Escrow Agent shall be fully protected in acting upon any direction, instrument, certificate or paper in good faith believed by it to be genuine and signed by the proper person or persons, and the Escrow Agent shall be under no duty to make investigations or inquiry as to any statements contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

(b)	Indemnity

The Parties will (in addition to any right of indemnity by law given to the Escrow Agent) indemnify and hold the Escrow Agent as well as the Escrow Agent’s partners, employees and agents harmless against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, costs and expenses, including without limiting the foregoing, reasonable legal fees and expenses, arising from or in connection with any actions or omissions which the Escrow Agent takes as escrow agent under this Agreement, provided that such action or omission is taken in good faith and without negligence or is taken on advice and instructions given to the Escrow Agent by the representatives of both Parties. In no case shall the Parties be liable under this Section 4(b) with respect to any claim against the Escrow Agent unless both Parties are notified by the Escrow Agent, in writing, of the written assertion of a claim against the Escrow Agent, promptly after the Escrow Agent has received any such written assertion of a claim or shall have been served with a summons or other legal process, giving information as to the basis of the claim. The Parties shall undertake the investigation and defence of any such claim and the Escrow Agent shall have the right to retain other counsel, at the expense of the Escrow Agent, to act on its behalf, provided that if the Escrow Agent reasonably determines that a conflict of interest exists which makes the representation by counsel chosen by the Parties not advisable, the reasonable fees and disbursements of such other counsel by the Parties.

Notwithstanding any other provision of this Agreement this indemnity shall survive the removal or resignation of the Escrow Agent in connection with any and all of its duties and obligations under this Agreement and the termination of this Agreement.

(c)	Counsel

The Escrow Agent may employ such counsel and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement and the Escrow Agent may act and shall be protected in acting in good faith on the opinion or advice or other information obtained from any such counsel or advisor in relation to any matter arising under this Agreement.

(d)	Replacement of Escrow Agent

The Escrow Agent may resign and be discharged from all further duties under this Agreement by giving 14 days’ notice in writing of its resignation to the Parties. The Parties may at any time on 14 days’ notice in writing, signed by both of the Parties remove the Escrow Agent and appoint a new escrow agent in its place. In the event of the Escrow Agent resigning or being removed or becoming incapable of acting under this Agreement, the Parties shall forthwith appoint a new escrow agent and any escrow agent so appointed may resign and shall be subject to removal in the same manner as was the original Escrow Agent. In the case of the appointment of a new Escrow Agent under this Agreement, the predecessor Escrow Agent shall transfer the Escrowed Funds and the Loan Documents to the new Escrow Agent duly appointed and shall thereupon be released from any further duties under this Agreement. Upon its appointment, the new Escrow Agent shall be vested with the same powers, rights, duties and responsibilities as if it had originally been named in this Agreement as Escrow Agent, without any further assurance, conveyance, act or deed.

6.	General

(a)	Notice

Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement (a “Notice”) shall be sufficiently given if delivered personally or if transmitted by facsimile transmission (with original to follow by mail):

(i)	if to the Lender at:

Blacksands Petroleum, Inc.
Suite 1250, 645 7th Avenue SW
Calgary, Alberta
Canada T2P 4G8
Attention: Darren Stevenson
Fax No.: (604) 262-8100

With a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12 floor
New York, NY 10022

Attention: Adam S. Gottbetter
Fax No.: 212-400-6901

(ii)	if to the Borrower at:

Access Energy, Inc.
Suite 2700, 401 Bay Street
Toronto, Ontario M5H 2Y4
Canada

Attention: Paul Parisotto
Fax No. 416-359-7801

With a copy to:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West
Suite 3900
Toronto, Ontario
M5X 1B2

Attention:  John Sabine
Fax No.:  (416) 863-4592

(iii)	if to the Escrow Agent to it at:

Fraser Milner Casgrain LLP
1 First Canadian Place
100 King Street West
Suite 3900
Toronto, Ontario
M5X 1B2

Attention:  John Sabine
Fax No.:  (416) 863-4592

or at such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice so delivered shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered. Any notice so transmitted by facsimile transmission shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

(b)	Assignment

Subject to the foregoing, this Agreement may not be assigned by any party without the written consent of the other parties. This Agreement shall enure to and be binding upon the successors and permitted assigns of the parties.

(c)	Termination

This Agreement shall terminate when the Escrowed Funds and the Loan Documents have been released in accordance with the terms of this Agreement. Sections 4 (a), (b), (c) and (d) of this Agreement shall survive the termination of this Agreement.

(d)	Further Assurances

Each Party shall from time to time execute and deliver or cause to be executed and delivered all such further documents and instruments and do or cause to be done all further acts and things as the other Party may reasonably require as being necessary or desirable in order to effectively carry our or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof.

(e)	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and each of which together shall constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile transmission or email of a .pdf file and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Parties as of the date of receipt thereof by the receiving Party.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto.

BLACKSANDS PETROLEUM, INC.

By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson
Title: President

I have the authority to bind the corporation.

ACCESS ENERGY, INC.

By:	/s/ Paul Parisotto
Name: Paul Parisotto Title: President

I have the authority to bind the corporation.

FRASER MILNER CASGRAIN LLP

By:	/s/ Fraser Milner Casgrain LLP
Name: Fraser Milner Casgrain LLP

I have authority to bind the partnership

SCHEDULE A

Correspondent Bank	Wachovia Bank N.A.
New York, New York
ABA #026005092
Swift #PNBPUS3NNYC

Account with:	Bank of Montreal
Swift #BOFMCAM2
International Banking H.O., Montreal
Account	#00024602240
Beneficiary:	Fraser Milner Casgrain Trust

JOINT WRITTEN INSTRUCTIONS

The undersigned have executed an escrow agreement (“Escrow Agreement”), dated May 16, 2007, by and among Blacksands Petroleum, Inc., Access Energy, Inc. and Fraser Milner Casgrain LLP as escrow agent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Escrow Agreement.

The undersigned hereby direct the Escrow Agent to release the Escrowed Funds to the Borrower.

The undersigned hereby direct the Escrow Agent to release the Loan Documents to the Lender.

Dated: May ___, 2007

BLACKSANDS PETROLEUM, INC.		ACCESS ENERGY, INC.

By:		By:
	Name: Darren R. Stevenson		Name: Paul Parisotto
	Title: President		Title: President

By:
Name: Title: Director